EXHIBIT 10.95

SIXTH AMENDMENT TO REVOLVING LOAN PROMISSORY NOTE

This Sixth Amendment to Revolving Loan Promissory Note (this “Amendment”) is made and entered into as of August 27, 2013, by and between AMERICAN AGCREDIT, PCA, an agricultural credit association chartered pursuant to the Farm Credit Act of 1971 (“Lender”), and ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership formerly known as ML Macadamia Orchards, L.P., and ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation formerly known as ML RESOURCES, INC. (together, “Borrower”).

R E C I T A L S:

A.                                    Lender made Borrower a loan in the original amount of $5,000,000.00 (the “Revolving Loan”), being one of the loans described in the Fourth Amended and Restated Credit Loan Agreement dated July 15, 2010, as amended by that First Amendment to Fourth Amended and Restated Credit Agreement dated March 7, 2011, as further amended by that Second Amendment to Fourth Amended and Restated Credit Agreement dated July 12, 2012, and as further amended by that Third Amendment to Fourth Amended and Restated Credit Agreement to be executed concurrently herewith (the “Credit Agreement”), and evidenced by a Revolving Loan Promissory Note dated July 8, 2008, as amended by that First Amendment to Revolving Loan Promissory Note dated June 30, 2009, as further amended by that Second Amendment to Revolving Loan Promissory Note effective June 29, 2010, as further amended by that Third Amendment to Revolving Loan Promissory Note effective July 15, 2010, as further amended by that Fourth Amendment to Revolving Loan Promissory Note dated July 15, 2010, as further amended by that Fifth Amendment to Revolving Loan Promissory Note dated July 12, 2012 (together, the “Revolving Note”).

B.                                    Borrower has requested, and Lender has agreed to, among other things, increase the amount of the Revolving Note by $2,000,000.00, from $5,000,000.00 to $7,000,000.00 until December 31, 2013, at which time and by which date the amount of the Revolving Note will be reduced back down to $5,000,000.00, by Borrower making a partial payment of principal to reduce the amount of the outstanding loan to said amount.

C.                                    The parties are entering into this Amendment to evidence the extension of the increased amount of the Revolving Note until December 31, 2013.

NOW, THEREFORE, taking the forgoing Recitals into account, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

1.                                      Amendment of Amount of Revolving Note.  The Revolving Note amount is hereby increased by $2,000,000.00 (the “Increased Amount”) from $5,000,000.00 to $7,000,000.00 until December 31, 2013.  On January 1, 2014, the amount of the Revolving Note shall be reduced to $5,000,000.00.  On the Maturity Date Borrower shall pay the entire unpaid principal sum together with all interest accrued thereon.  On or before January 1, 2014, herein called “Partial Payment Date”, Borrower shall make a partial payment of principal in such amount as shall be sufficient to reduce the outstanding principal of the Revolving Loan to $5,000,000.00.  Further, all interest and advances (if any) shall be paid in full such that, on the Partial Payment Date, the total of all amounts (principal, interest, advances, or otherwise) owing as and for the Revolving Loan shall be no more than $5,000,000.00 on the Partial Payment Date.  Failure to make such payment on the Partial Payment Date shall be a default on the Revolving Loan.

2.                                      Other Amendments.  The Revolving Loan is further amended as expressly modified in the Third Amendment to Fourth Amended and Restated Credit Agreement to be executed concurrently with this Amendment.  Such modifications shall include, but are not limited to: (i) a 50 basis point increase in the interest rate on the Increased Amount of $2,000,000.00; (ii) a change to the Consolidated EBITDA definition to include proceeds from a subscription rights offering to be conducted by the Borrower prior to December 31, 2013; (iii) amendment of the Minimum Consolidated EBITDA financial covenant for September 30, 2013, to $0; and (iv) amendment of the unused commitment fee to be not applicable to the Increased Amount of $2,000,000.00.

Except as modified expressly or by necessary implication herein or in the Credit Agreement, all of the terms and conditions of the Revolving Note shall remain unchanged and in full force and effect.  The Term Loan (including the 2010 Term Loan) (or any other instrument not expressly noted as affected hereby) is not affected by these presents.

3.                                      Security Remains In Effect.  All instruments of security (“Security Instruments”), remain in full force and effect and secure all obligations of Borrower, as affected by these presents, including without limitation that Mortgage, Security Agreement, Financing Statement And Assignment Of Rents dated January 8, 2009, recorded in the Bureau of Conveyances of the State of Hawaii on January 14, 2009, as Document No. 2009-004913, and filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 3818975 and noted on Transfer Certificate of Title No. 283473, 337743, 337744, 510502, 589117, and 473851, as additionally charged and amended by that Additional Charge To And Amendment Of Mortgage, Security Agreement, Financing Statement And Assignment Of Rents effective June 30, 2009, recorded as aforesaid as Document No. 2009-103496 through 2009-103497 and filed as aforesaid as Document No. 3875709 through 3876710 and noted on the aforesaid Transfer Certificates of Title, and as additionally charged and amended by that Additional Charge to and Amendment of Mortgage, Security Agreement, Financing Statement and Assignment of Rents made effective on July 15, 2010, recorded in the Bureau of Conveyances of the State of Hawaii on August 6, 2010, as Document No. 2010-0113108, and filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 3986961 and noted on the aforesaid Transfer Certificates of Title, and a security agreement dated May 1, 2000, a supplement thereto dated May 1, 2004, a second supplement thereto dated July 8, 2008, a third supplement thereto dated June 30, 2009, and a forth supplement thereto dated July 15, 2010, and the financing statement(s) recorded as aforesaid as

Document No(s). 2000-059003 and 2010-113110.  These presents do not and shall not affect the priority of any of the Security Instruments.  These presents are made as a part of the same transaction(s) as the transaction(s) evidenced by the instruments heretofore recited in these presents.  Borrower jointly and severally re-affirm(s) all of Borrower’s obligations to Lender whether as set forth in this writing or in any other writing or otherwise (and whether as a borrower, mortgagor, debtor, or otherwise).”

4.                                      This Amendment shall be governed by and construed in accordance with the laws of the State of California, provided that the Lender shall retain all rights arising under federal law.

IN WITNESS WHEREOF, this Sixth Amendment to Revolving Loan Promissory Note has been duly executed as of the date first written above.

ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership formerly known as ML MACADAMIA ORCHARDS, L.P.

By:	ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation formerly known as ML RESOURCES, INC., its managing general partner

	By:	/s/ Jon Y. Miyata
	Name:	Jon Y. Miyata
	Title:	Vice President

ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation formerly known as ML RESOURCES, INC.

By:	/s/ Jon Y. Miyata
Name:	Jon Y. Miyata
Title:	Vice President

AMERICAN AGCREDIT, PCA

By:	/s/ Dennis P. Regli
Name:	Dennis P. Regli
Title:	Vice President